Exhibit 99.1
Cavico Corp. Receives NASDAQ Notice

HANOI, Vietnam, June 2, 2011 (GLOBE NEWSWIRE) -- Cavico Corp. (Nasdaq: CAVO) ("Cavico" or the "Company"), a major infrastructure civil engineering design and construction conglomerate based in Vietnam, today announced that it received on May 26, 2011 a letter from The NASDAQ Stock Market stating that because the Company failed to file its Form 10-Q for the period ended March 31, 2011, on or before its due date, and because the Company remains delinquent in filing Form 10-K for the period ended December 31, 2010, on or before its due date, it is not in compliance with NASDAQ Marketplace Rule 5250(c)(1) (the “Rule”), which requires that a listed company timely file periodic financial reports with the U.S. Securities and Exchange Commission as a condition to continued listing of its securities.

Under the NASDAQ Listing Rules the Company has until June 17, 2011, to submit a plan to regain compliance with the Rule (the “Plan”). If the Plan is accepted by NASDAQ, it has the authority to grant an exception to the Rule for up to 180 calendar days from the first delinquent filing’s due date, or until October 12, 2011, to regain compliance with the Rule by filing any past due periodic filings with the SEC. In determining whether to accept the Plan, NASDAQ will consider such things as the likelihood that the two delinquent filings, along with any subsequent periodic filing that becomes due, can be made within the 180 day period, the Company’s past compliance history, the reasons for the late filings, other corporate events that may occur within our review period, the Company’s overall financial condition and its public disclosures.

About Cavico Corp.

Cavico Corp. is focused on large infrastructure projects, which include the construction of hydropower facilities, dams, bridges, tunnels, roads, mines and urban buildings. Cavico is also making investments in hydropower facilities, cement production plants, mineral exploration and urban developments in Vietnam. The company employs more than 3,000 employees on projects worldwide, with offices throughout Vietnam and a satellite office in Australia. The Company now has three subsidiaries, Cavico Mining (HSX:MCV), Cavico Industry & Mineral (HNX:CMI), and Cavico Construction Manpower & Services (HNX:CMS), which are listed in Vietnam on the Ho Chi Minh and Hanoi Stock Exchanges.

Founded in 2000, Cavico is a major infrastructure construction, infrastructure investment and natural resources conglomerate headquartered in Hanoi, Vietnam. Cavico is highly respected for its core competency in the construction of mission-critical infrastructure including hydroelectric plants, highways, bridges, tunnels, ports and urban community developments. One of the Company's primary competitive advantages is its ability to nurture a project "from concept through completion" with a vertical portfolio of interrelated investment, permitting, design, construction management and facility maintenance services. Cavico's project partners include top multi-national corporations and government organizations. The Company employs more than 3,000 full-time, part-time, and seasonal workers. For more information, visit http://www.cavicocorp.com. Information on the Company's Web site or any other Web site does not constitute a portion of this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company's ability to obtain the necessary financing to continue and expand operations, to market its construction services in new markets and to offer construction services at competitive pricing, the Company's ability to complete projects in the time frame specified; anticipated revenue from the projects to attract and retain management, and to integrate and maintain technical information and management information systems; the effects of currency policies and fluctuations, general economic conditions and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. These statements include, without limitation, statements regarding our ability to prepare the Company for growth; the Company's planned expansions, and predictions and guidance relating to the Company's future financial performance. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Cavico Corp.

Timothy Pham

Vice President and Director

+1-714-843-5456

cavicohq@cavico.us

Investor Relations Contact:

Dave Gentry

RedChip Companies, Inc.

800-733-2447, Ext. 104

407-644-4256, Ext. 104

info@redchip.com